                         SELECTED SALES AGENT AGREEMENT


                  THIS SELECTED SALES AGENT AGREEMENT ("Agreement") between BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC., an Iowa corporation (the "Dealer Manager"), and the Selected Sales Agent identified in Exhibit A attached hereto and incorporated herein by reference (the "Agent").

                                    RECITALS

                  WHEREAS, BERTHEL GROWTH TRUST II, is a Delaware business trust (the "Trust") of which BERTHEL FISHER & COMPANY PLANNING, INC. is the Trust Advisor.

                  WHEREAS, the Trust proposes to offer and sell shares of beneficial interest (the "Shares") to the general public, pursuant to a public offering (the "Offering")registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

                  WHEREAS, the Dealer Manager is a corporation presently in good standing in the State of Iowa, is a member presently in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and is presently registered as a broker-dealer with the SEC.

                  WHEREAS, the Dealer Manager has heretofore been designated the Dealer Manager to manage the sale by others of the Shares pursuant to the terms of the Offering.

                  WHEREAS, the Agent is a member presently in good standing of the NASD, is presently registered as a broker-dealer with the SEC and is presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Shares, as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares.

                  WHEREAS, the Trust Advisor, on behalf of the Trust, has filed with the SEC a registration statement on Form N-2, including a preliminary prospectus, for the registration of the Shares under the Securities Act. Such registration statement, as it may be amended, and the prospectus included therein at the time the registration statement becomes effective, including any supplements and amendments to such documents after the effective date of registration statement, are herein referred to as the "Registration Statement" and the "Prospectus", respectively.

                  WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus, and further pursuant to the terms and conditions of all applicable securities laws of all states in which the Shares are offered and sold.

                  WHEREAS, the Dealer Manager desires to retain the Agent to use its best efforts to sell the Shares, and the Agent is willing and desires to serve as an agent for the Dealer Manager for the sale of the Shares upon the terms and conditions hereinafter set forth.

                                      TERMS

                  NOW, THEREFORE, in consideration of the premises and terms and conditions hereof, it is agreed as follows:

                  1.    EMPLOYMENT.

                        1. Subject to the terms and conditions herein set forth, the Dealer Manager hereby employs the Agent as an agent to use its best efforts to sell for the Trust's account a portion of the Shares. The Agent hereby accepts such employment and covenants, warrants and agrees that all Shares sold by it will be sold according to all of the terms and conditions of the Registration Statement, the Conduct Rules of the NASD and all applicable state and federal laws, including the Securities Act and any and all regulations and rules pertaining thereto heretofore or hereafter issued by the SEC. Neither the Agent nor any other person shall have any authority or give any information or make any representations in connection with any offer or sale of the Shares other than as contained in the Prospectus and as is otherwise expressly authorized in writing by the Dealer Manager.

                        2. The Agent shall use its best efforts as agent, promptly following receipt of written notice from the Dealer Manager of the effective date of the Registration Statement, to sell a portion of the Shares at the price per Share to be specified in, and in such quantities and to such persons and according to such terms as are all contained in, the Registration Statement and the Prospectus. The Agent shall comply with all requirements set forth in the Registration Statement and the Prospectus. The Agent shall use and distribute, in conjunction with the offer and sale of the Shares, only the Prospectus and such sales literature and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act. The Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to insure compliance with the requirements of the Registration Statement, and the Agent shall comply with all such additional procedures to the extent that it has received written notice thereof.

                        3. All checks received for purchase of any of the Shares shall be made out to "Firstar Bank, N.A., Escrow Agent," until the minimum number of Shares is sold and thereafter to Berthel Growth Trust II, and shall be forwarded by the Agent, no later than noon of the business day following receipt, to the Dealer Manager; PROVIDED, however, that in the case of the Agent who receives payment from investors who authorize the Agent to debit their customer accounts, checks that represent funds obtained in this manner will be forwarded by the Agent to the Dealer Manager no later than the end of the next business day following their receipt. The Dealer Manager shall deposit such checks no later than the second business day (no later than the first business day in the case of checks that represent funds obtained by Agents through the debiting of investors' accounts) following receipt in an escrow account established at Firstar Bank, N.A. (the "Escrow Agent"), solely for such deposits and under an Escrow Agreement between the Trust and the Escrow Agent and, following the sale of the minimum number of Shares, in the account of Berthel Growth Trust II. Funds held in escrow in account with the Escrow Agent, or in an escrow account with such other substantial commercial bank designated by the Trust as successor escrow agent (the "Escrow Account"),

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

will be held under and subject to the terms of an Escrow Agreement entered into between the Trust and the Escrow Agent.

                        4. During the full term of this Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the performance of the Agent under this Agreement.

                        5. The Shares shall be offered and sold only where the Shares may be legally offered and sold and only to such persons in such states as shall be legally qualified to purchase the Shares. The Trust and the Trust Advisor contemplate selling the Shares in those states listed in the attached Exhibit B, and unless the Agent shall receive written notice from the Dealer Manager authorizing the offering and sale of Shares in states other than those set forth on such Exhibit, no Shares shall be offered or sold in any other states.

                        6.    Notwithstanding anything herein to the
contrary, the Agent shall have no obligation under this Agreement to purchase any of the Shares for its own account.

                  2. COMPENSATION TO THE AGENT. The Dealer Manager shall pay the Agent, as compensation for services to be rendered by the Agent hereunder, a commission on each Share sold as follows: less than $500,000 in shares sold to a particular buyer, 7% on the entire amount invested by that buyer; $500,000 to $999,999 in shares sold to a particular buyer, 5% on the entire amount invested by that buyer; $1,000,000 or more in shares sold to a particular buyer, 2% on the entire amount invested by that buyer, which commission rates shall remain in effect during the full term of this Agreement unless otherwise changed by an agreement in writing between the parties hereto. A sale of a Share shall be deemed to be completed when a properly completed Subscription Agreement has been received from the Agent by the Dealer Manager, payment of the full purchase price of each purchased Share has been received by the Dealer Manager in good funds, from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and the Trust has accepted such subscription. Such compensation due under this paragraph shall be payable to the Agent by the Dealer Manager within a reasonable time after the end of the month of receipt of the full purchase price; PROVIDED, HOWEVER, that no commissions will be paid to the Agent with respect to any Shares sold until the Dealer Manager receives such commissions from the Trust; PROVIDED FURTHER that no commission shall be due or paid to the Agent with respect to any Shares sold unless and until the purchase price for the Shares is released from the Escrow Account to the Trust in accordance with the Prospectus and the Escrow Agreement, or after the minimum number of Shares has been sold, until the purchase price for the Shares is paid to the Trust. If a particular buyer uses the same name and brokerage account to effect multiple purchases of Shares, all of such buyer's purchases shall be combined for purposes of computing the commission. The commission rate thus determined shall apply to the aggregate of the multiple purchases by such buyer.

                  3. COOPERATION OF OTHER BROKER-DEALERS. It is expressly agreed by the Dealer Manager and the Agent that the Dealer Manager may cooperate with other broker-dealers who are licensed members of the NASD, registered as broker-dealers with the SEC and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Shares ("NASD Brokers"). Such other NASD Brokers may be employed by the Dealer Manager as agents on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer Manager and the respective other NASD Brokers and as are in accordance with the terms of the Registration

Statement, and to that extent such other NASD Brokers shall compete with the Agent in the sale of the Shares.

                  4. CONDITIONS TO THE AGENT'S OBLIGATIONS. The Agent's obligations hereunder are subject, during the full term of this Agreement and the Offering, to:

                        1. the performance by the Dealer Manager of its obligations hereunder; and

                        2. the conditions that: (i) the Registration Statement shall become and remain effective; (ii) the NASD shall have indicated that it does not object to the underwriting arrangements with respect to the Offering; and (iii) no stop order shall have been issued suspending the effectiveness of the Offering.

                  5. CONDITIONS TO THE DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement, and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued or proceedings theretofore initiated or threatened by any state regulatory agency or the SEC; and (c) the Agent shall have satisfactorily performed all of its obligations hereunder.

                  6. COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants, warrants and represents, during the full term of this Agreement, that:

                        1. It shall use its best efforts to prevent the sale of the Shares through persons other than NASD Brokers.

                        2. It shall provide the Agent, upon request, with a copy of any letter from the NASD in which the NASD indicates that it does not object to the underwriting arrangements with respect to the Offering.

                        3. It shall use its best efforts to cause the Trust and the Trust Advisor to maintain the effectiveness of the Registration Statement and to file such amendments to the Registration Statement as may be reasonably necessary for that purpose.

                        4. It shall advise the Agent whenever and as soon as it receives or learns of any order issued by the SEC or any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the Offering of the Shares or receives notice of any proceedings regarding any such order.

                        5. It shall use its best efforts to prevent the issuance of any order described in subsection (d) above and to obtain the lifting of any such order if issued.

                        6. It shall give the Agent written notice by telegram or facsimile transmission when the Registration Statement becomes effective and shall deliver to the Agent such number of copies of the Prospectus, and any supplements and amendments thereto, in the form in which filed with the SEC, as the Agent may reasonably request in connection with the sale of the Shares, which Prospectus shall in all respects conform to the applicable requirements of the Securities Act and all applicable rules and regulations promulgated thereunder, and which Prospectus shall not contain any untrue statement of a material fact required to be stated therein, in light of the circumstances under which they are made, not misleading.

                        7. It shall make available such number of copies of the Prospectus as the Agent reasonably requests for the purposes contemplated by the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder.

                        8. It shall promptly notify the Agent of any post-effective amendments or supplements to the Registration Statement or Prospectus and shall furnish the Agent with copies thereof.

                        9. It shall keep the Agent fully informed of any material development to which the Trust is a party or which concerns the business and condition of the Trust, of which the Dealer Manager has knowledge.

                        10. It, in conjunction with the Trust Advisor, shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification (or exemption from qualification) of the Shares for offering and sale under the securities laws of all states listed on Exhibit B attached hereto.

                        11. It undertakes to comply with Rules 2730, 2740, 2420 and 2750 of the Conduct Rules of the NASD.

                  7. COVENANTS OF THE AGENT. The Agent covenants, warrants and represents that:

                        1. Based upon a review, to the extent relevant to the Offering, of the items referred to in Rule 2810(b)(3)(B) of the Conduct Rules of the NASD, the Prospectus and other materials made available to it by the Trust Advisor, it has reasonable grounds to believe that all material facts relating to the Offering are adequately disclosed and provide a basis for evaluating the Offering.

                        2. At the date of execution of this Agreement, it has complied with the provisions of Rules 2810(b)(2) and 2810(b)(3) of the Rules of the NASD.

                        3. In recommending to a prospective Subscriber the purchase, sale or exchange of Shares, the Agent shall have, and shall insure that all persons associated with the Agent ("Associates") making such recommendations shall have, reasonable grounds to believe, on the basis of information obtained from the prospective Subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Agent or such Associates, that the prospective Subscriber satisfies the criteria as to suitability set forth in Rule 2810(b)(2) of the NASD Rules, and prior to executing a purchase transaction with respect to Shares, the Agent shall, and shall insure that each of its Associates proposing to execute such a transaction shall, inform the prospective Subscriber of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment. This representation will survive the termination of this Agreement.

                        4. It shall maintain in its files, for the longer of the period prescribed by SEC Rule 17a-4 or the period prescribed by the state blue sky laws applicable to it, documents disclosing the basis upon which the determination of suitability was reached as to each Subscriber who subscribes for Shares through it.

                        5. It shall not execute any transaction for a Subscriber in connection with the Offering in a discretionary account without the prior written approval of such transaction by such Subscriber.

                        6. It shall not accept, or permit its employees to accept, sales incentive items other than in compliance with NASD Rules 2810(b)(4)(E) and (F).

                        7. It is familiar with Release No. 4968 and Rule 15c2-8 under the Exchange Act, which relate to the distribution of preliminary and final prospectuses, and will comply therewith.

                        8. It agrees to be bound by the terms of the Escrow Agreement.

                        9. It shall provide the Dealer Manager with signed subscription documents or confirmations of such subscriptions for each investment, as requested by the Dealer Manager in its sole discretion.

                  8. PAYMENT OF COSTS AND EXPENSES. The Agent shall pay all costs and expenses incident to the performance of its obligations under this Agreement, including:

                        1. All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Shares; and

                        2. All other costs and expenses incurred in connection with its sales efforts related to the sales of the Shares, except costs and expenses the Dealer Manager has expressly assumed and are incurred in connection with its due diligence with respect to the Offering.

                  9.    INDEMNIFICATION.

                        1. The Agent shall indemnify, defend and hold harmless the Dealer Manager, its officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Dealer Manager, its officers, directors, employees or agents, which they or any of them may incur, arising out of the offer or sale by the Agent of any Shares, pursuant to this Agreement, or arising out of the breach by the Agent of any of the terms and conditions of this Agreement, including but not limited to alleged violations of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), OTHER THAN any claim, demand or liability arising from any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared by the Trust Advisor and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the "blue sky applications"), or in any supplemental sales material which is prepared by the Trust Advisor for distribution to prospective investors, or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or any of the blue sky applications or such supplemental sales material necessary to make the statements therein not misleading. This indemnity provision shall survive the termination of this Agreement.

                        2. The Dealer Manager shall indemnify, defend and hold harmless the Agent, its officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Agent, its officers, directors, employees or agents, which they or any of them may incur, including but not limited to alleged violations of the Securities Act and/or the Exchange Act, BUT ONLY to the extent that such losses, claims, demands, liabilities and expenses shall arise or be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any of the blue sky applications, or in any supplemental sales material which is prepared by the Trust Advisor for distribution to prospective investors, or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the blue sky applications or such supplemental sales material necessary to make the statements made therein not misleading. This indemnity provision shall survive the termination of this Agreement.

                  10. TERM OF AGREEMENT. This Agreement shall become effective at the time the Dealer Manager releases the Shares for offering by letter or telegram. The Agent and the Dealer Manager may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise could become effective. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' written notice to the other party; PROVIDED, HOWEVER, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement shall cease to be effective; (b) the Offering shall be terminated; or (c) the Agent's license or registration to act as a broker-dealer shall be revoked or suspended by any federal or state regulatory agency and such revocation or suspension is not cured within 10 days from the date of such occurrence.

                  11. NOTICES. All notices and communications hereunder shall be in writing and, if sent to the Dealer Manager, shall be mailed to:

                        BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. 701 Tama Street, Building B
                        PO Box 609, Marion, Iowa 52302-0609.

                  or, if sent to the Agent, shall be mailed to the person whose name and address is identified in Exhibit A attached hereto.

                  12. SUCCESSORS. This Agreement may not be assigned or transferred by the Agent by operation of law or otherwise.

                  13.   CONSTRUCTION.

                        1. This Agreement shall be governed by, and construed in accordance with, the applicable laws of the State of Iowa without regard to any provision or rule of law which would require the application of the law of any state other than Iowa.

                        2. Nothing in this Agreement shall constitute the Agent as in association or in partnership with the Dealer Manager, and, instead, this Agreement shall only constitute the Agent as an independent contractor (and not as an employee or other agent of the Dealer Manager) authorized by the Dealer Manager to sell the Shares according to the terms expressly set forth herein, provided that the Agent shall not in any event have any authority to act in connection with the Offering except according to the terms expressly set forth herein.

                        3. If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

                        4.    This Agreement embodies the entire
understanding between the parties hereto, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless and until it is signed by both parties hereto.

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                                        9

                SIGNATURE PAGE FOR SELECTED SALES AGENT AGREEMENT


                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below.


DEALER MANAGER:                             AGENT:

BERTHEL FISHER & COMPANY
     FINANCIAL SERVICES, INC.
                                            ----------------------------------
                                            (Broker/Dealer Name)


By:                                         By:
   ----------------------------------          -------------------------------
       DWIGHT E. WHEELAN, President
                                            ----------------------------------
                                            (Print Name and Title)


Date:                                       Date:
     --------------------------------            -----------------------------


AGENTS: PLEASE EXECUTE TWO COPIES AND RETURN BOTH TO BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.

                                    EXHIBIT A


PLEASE EXECUTE AND RETURN TWO COPIES OF THE SELECTED SALES AGENT AGREEMENT. SUBSEQUENTLY, ONE EXECUTED COPY WILL BE RETURNED BY BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC. FOR YOUR RECORDS.

I.   PERSON TO RECEIVE COMMISSION

     Name                                  Firm Name
         ---------------------------                --------------------------

     Title                                 Address
          --------------------------              ----------------------------
                                                   (Street Address/P.O. Box)

     Telephone:
               ---------------------             -----------------------------
                                                 (City) (State)        (ZIP)


II.  DUE DILIGENCE OFFICER

     Name
          --------------------------------------------------------------------
                                                      (Telephone)
     Address
            ------------------------------------------------------------------
                       (Street)             (City)   (State)             (ZIP)


III. INFORMATION CONCERNING FIRM

     Address
            ------------------------------------------------------------------
                       (Headquarters)       (City)            (State)    (ZIP)

     -------------------------------------    ---------------------------------
     (Telephone)                              (Facsimile Number)

     Type of Entity:   [  ] Corporation       [  ] Partnership
                       [  ] Proprietorship    [  ] Other (describe)

                                              ---------------------------------

     Federal Tax I.D. No.
                         --------------------
     Organized in
                  ---------------------------
                           (State)

     Licensed as Broker-Dealer in
                                  ---------------------------------------------

     --------------------------------------------------------------------------
                 (List States or Provide Attachment Listing States)

     -----------


IV.      ADDITIONAL INFORMATION

         In order to expedite all transmissions and correspondence, Berthel Fisher & Company Financial Services, Inc. requests that each Firm include with the executed copy of the Selected Sales Agent Agreement a list containing the following information concerning each branch office: (A) branch address and telephone number; (B) name of branch manager; (C) registered representatives working out of each branch office; and (D) the names, addresses and telephone numbers of any other appropriate members of Firm involved in sales management.

                                    EXHIBIT B


STATES IN WHICH SHARES MAY BE OFFERED AND SOLD